Exhibit 99.3

Pro Forma Financial Information

The following pro forma consolidated condensed balance sheet reflects the financial position of Ever-Glory International Group, Inc. “EGLY” as of June 30, 2007 as if the acquisition of Nanjing Catch-Luck Garments Company Limited “Catch-Luck” had been completed as of that date, and the pro forma consolidated condensed statements of operations for EGLY for the six months ended June 30, 2007 as if the acquisition had occurred retroactively.

The shareholder of Catch-Luck exchanged 100% of their ownership of Catch-Luck for the common stocks of EGLY, having an aggregate fair market value of $3.4 million and cash in the amount of $600,000 under a sales and purchase agreement. The $600,000 cash payment is a cash distribution to Catch-Luck’s shareholder, Ever-Glory Enterprises (HK) Limited “EGLY HK”. The number of shares of the common stock of EGLY will be determined as of the closing of the transaction by dividing $3.4 million by the fair market value per share of the common stock of EGLY. The fair market value per share shall be the preceding 30-day average of the high bid and the low asking price quoted as of the closing of the transaction. Had the transaction closed on June 30, 2007, the preceding 30-day average of the high bid price and the low asking price would have been $0.46 and 7,391,305 shares of EGLY’s common stock would accordingly have been issued. The number of shares of common stock of EGLY is subject to adjustment based upon a public offering price per share as of closing. The number of shares to be issued will have a direct impact on the net income per share on the pro forma financial statements.

The transfer has been accounted for as a merger of entities under common control as the companies were beneficially owned by identical shareholders and share common management. The pro forma financial statements have been prepared as if the merger had occurred retroactively.

The pro forma financial information is presented for information purposes only and it is not necessarily indicative of the financial position and results of operations that would have been achieved had the transaction been completed as of the date indicated and is not necessarily indicative of EGLY’s future financial position or results of operations.

The pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of EGLY and Catch-Luck.

EVER-GLORY INTERNATIONAL GROUP, INC. AND SUBSIDIARIES PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEETS AS OF JUNE 30, 2007

	EGLY	Catch-Luck		Pro Forma	Pro Forma
ASSETS	(Historical)	(Historical)		Adjustments	Combined

CURRENT ASSETS	$7,650,304	$5,242,147	(2)	(600,000)	$10,527,063
			(3)	(1,765,388)
INVESTMENT IN A SUBSIDIARY			(2)	4,000,000	-
			(1)	(4,000,000)
PROPERTY AND EQUIPMENT, NET	10,906,513	1,084,718			11,991,231

LAND USE RIGHT, NET	2,555,790	-			2,555,790
TOTAL ASSETS	$21,112,607	$6,326,865			$25,074,084

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES	$7,557,297	$2,082,515	(3)	1,757,381	$7,882,431
LONG-TERM LIABILITIES	4,356,755	-			4,356,755
TOTAL LIABILITIES	11,914,052	2,082,515			12,239,186
STOCKHOLDERS' EQUITY
Preferred stock ($.0001 par value,	-	-			-
authorized 5,000,000 shares,
Nil shares issued and outstanding)
Series A Convertible Preferred Stock	1	-			1
($.0001 par value, authorized 10,000 shares,
7,883 shares issued and outstanding
as of June 30, 2007; 7,883 shares issued
and outstanding as of the date of merger)
Common stock ($.0001 par value, authorized	1,997	600,000	(2)	(739)	2,736
100,000,000 shares, issued and			(1)	600,000
outstanding 19,971,758 shares as of
June 30, 2007; issued and outstanding
27,363,063 shares as of the date of merger)
Common stock to be issued for acquisition
(20,833,333 shares)	2,083	-			2,083
Additional paid-in capital	161,666	-	(2)	(3,399,261)	160,927
			(1)	3,400,000
Retained earnings	8,061,540	3,471,831			11,533,371
Accumulated other comprehensive income	971,268	172,519	(3)	8,007	1,135,780
Total Stockholders' Equity	9,198,555	4,244,350			12,834,898
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$21,112,607	$6,326,865			$25,074,084

EVER-GLORY INTERNATIONAL GROUP, INC. AND SUBSIDIARIES PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2007

	EGLY		Catch-Luck		Pro Forma	Pro Forma
	(Historical)		(Historical)		Adjustments	Combined

NET SALES	$21,006,831		$9,656,704	(3)	140,101	$30,523,434

COST OF SALES	(17,880,051)		(8,152,343)	(3)	(140,101)	(25,892,293)

GROSS PROFIT	3,126,780		1,504,361			4,631,141

OPERATING EXPENSES	1,651,008		380,865			2,031,873

INCOME FROM OPERATIONS	1,475,772		1,123,496			2,599,268

OTHER INCOME (EXPENSES)	(253,028)		802			(252,226)

INCOME BEFORE INCOME TAX EXPENSE	1,222,744		1,124,298			2,347,042

INCOME TAX EXPENSE	(82,323)		-			(82,323)

NET INCOME	1,140,421		1,124,298			2,264,719

OTHER COMPREHENSIVE INCOME	362,080		88,626			450,706

COMPREHENSIVE INCOME	$1,502,501		$1,212,924			$2,715,425

Net income per share - basic	0.03		$0.15			$0.05

Net income per share - diluted	0.01		$0.15			$0.02
Weighted average number of shares
outstanding during the period - basic	40,805,091	(4)	7,391,305			48,196,396

Weighted average number of shares
outstanding during the period - diluted	100,720,079	(4)	7,391,305			108,111,384

Notes to Pro Forma Condensed Consolidated Financial Information

Note 1 — Pro forma adjustments

(1)

The shareholder of Catch-Luck exchanged 100% of its ownership of Catch-Luck for common stocks of EGLY, having an aggregate fair market value of $3.4 million, and cash in the amount of $600,000 under a sale and purchase agreement. The transfer has been accounted for as a merger of entities under common control as the companies were beneficially owned by identical shareholders and share common management. The financial statements have been prepared as if the merger had occurred retroactively.

(2)	Reflects total consideration payable to the shareholder of Catch-Luck - Cash $600,000 + 7,391,305 common shares valued at $0.46 per share = $4,000,000.

The fair value of common stock is determined by the preceding 30-day average of the high bid and the low asking price quoted as of the closing of the transaction.

Had the transaction closed on June 30, 2007, the preceding 30-day average of the high bid price and the low asking price would have been $0.46 and 7,391,305 shares of EGLY’s common stock would accordingly have been issued.

(3)	Reflects the elimination of intercompany transactions and balances.
(4)	The weighted average number of shares outstanding for the combined entities includes 7,391,305 shares to be issued to Catch-Luck’s shareholder.